                        UNISON SOFTWARE, INC.

                  EXECUTIVE STOCK OPTION AGREEMENT


     This Executive Stock Option Agreement is entered into between Dominic Gattuso, Jr. ("Optionee") and Unison Software, Inc. (the "Company") as of August 19, 1996.

     1.   GRANT OF OPTION.

     Optionee has been granted a nonstatutory stock option (the "Option") to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:

          Date of Grant                      August 16, 1996

          Vesting Commencement Date          August 19, 1996

          Exercise Price per Share           $19.00

          Total Number of Shares Granted     161,760

          Total Exercise Price               $3,073,440.00

          Term/Expiration Date:              August 16, 2006


     2.   EXERCISE OF OPTION.

          a. IN GENERAL. This Option may be exercised, in whole or in part, in accordance with the following schedule:

               Subject to the following paragraphs, 25% of the shares subject to the Option (the "Shares") shall vest twelve months after the Vesting Commencement Date, and 25% of the Shares shall vest each year thereafter.

          b.   CHANGE OF CONTROL.

               (1) Subject to paragraph (c) below, in the event of a Change of Control (defined below), the vesting and exercisability of the unvested portion, if any, of the Option shall automatically accelerate according to the following schedule:

                    (a) If the Change of Control occurs prior to August 19, 1997, 50% of the then unvested Shares shall thereupon become vested and exercisable.

                    (b) If the Change of Control occurs on or after August 19, 1997, all of the unvested Shares shall thereupon become vested and exercisable.

               (2) For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events:

                    (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (other than the Company, a Company subsidiary or a Company employee benefit plan, including any trustee of such a plan acting as trustee), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or

                    (b) The consummation of a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                    (c) The consummation of a sale or disposition by the Company of all or substantially all the Company's assets.

               (3) CERTAIN BUSINESS COMBINATIONS. In the event that (i) it is determined by the Board of Directors, upon receipt of a written opinion of the Company's independent public accountants, that the enforcement of the foregoing paragraphs would preclude accounting for any proposed business combination of the Company involving a Change of Control as a pooling of interests, and (ii) it is also determined by the Board that such accounting treatment for such a proposed business combination would be in the best interests of the Company's stockholders, such paragraphs shall be null and void.

          c. METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          d. TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. In the event of termination of the Optionee's Continuous Status as an Employee or Consultant with the Company (but not in the event of the Optionee's change of status from Employee to Consultant or from Consultant to Employee), the Optionee may, but only within thirty (30) days (and in no event later than the expiration date of the term of the Option), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          e. DISABILITY OF OPTIONEE. In the event of termination of the Optionee's Continuous Status as an Employee or Consultant as a result of his or her disability, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of the Option), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that the Optionee is not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          f. DEATH OF OPTIONEE. In the event of the death of the Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. After death, to the extent that the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance is not entitled to exercise the Option at the date of termination, or such person does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

          g.   DEFINITIONS.

               (1) For purposes of this Option Agreement "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means that the employment or consulting relationship with the Company, any parent, or subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, any subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

               (2) For purposes of this Option Agreement "EMPLOYEE" means a person, including an officer or director, employed by the Company or any parent or subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

               (3) For purposes of this Option Agreement "CONSULTANT" means any person who is engaged by the Company or any parent or subsidiary to render consulting or advisory services and is compensated for such services. The term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          h. COMPLIANCE WITH LAWS, ETC. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.
Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

     3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

          (a)  cash; or

          (b)  check; or

          (c) delivery of a properly executed exercise notice together with such other documentation as the Company and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (d) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

          (e) delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at a rate no less than the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

     4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5. TERM OF OPTION. This Option may be exercised only within the term set out in Section 1, and may be exercised during such term only in accordance with the terms of this Option Agreement.

     6. TAX CONSEQUENCES. Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) EXERCISING THE OPTION. The Optionee may incur regular federal income tax and California income tax liability upon exercise of a Nonstatutory Stock Option ("NSO"). The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (b) DISPOSITION OF SHARES. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

     7. ADMINISTRATION. Subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the administrator shall have the authority, in its discretion, to construe and interpret the terms of this Agreement, including to reduce the Exercise Price to the then current fair market value of the Common Stock, if such fair market value has declined since the date the Option was granted, and to determine whether and under what circumstances an Option may be settled in cash under Section 8 hereof instead of Common Stock.

     8. BUYOUT PROVISIONS. The administrator of this Agreement may at any time offer to buy out this Option for a payment in cash or Shares, based on such terms and conditions as the admini-strator, in its sole discretion, shall establish and communicate to the Optionee at the time that such offer is made.

     9.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

          (a) CHANGES IN CAPITALIZATION. The number of Shares, as well as the price per Share, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the board of directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, Optionee shall have the right to exercise the Option until fifteen (15) days prior to such transaction as to all of the Shares. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          (c) MERGER OR ASSET SALE. Subject to Section 2, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option shall be substituted by the successor corporation, or a parent or subsidiary of such successor corporation. In the event that the successor corporation, or a parent or subsidiary of such successor corporation, does not agree to assume the Option or to substitute an equivalent option, the Option shall terminate as of the date of the closing of such transaction.

     10. ENTIRE AGREEMENT; GOVERNING LAW. This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

     By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement. Optionee has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company's Board of Directors upon any questions relating to the Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:                                 UNISON SOFTWARE, INC.

Dominic Gattuso
                                          By: /s/ Don H. Lee
----------------------------------------    --------------------------------
                                          Title: Chief Executive Officer
---------------------------------------        -----------------------------
 /s/ Dominic Gattuso
---------------------------------------
Signature

                          CONSENT OF SPOUSE


     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Option Agreement and further agrees that any community property interest shall be similarly bound.
 The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Option Agreement.



                             ------------------------------------------
                             Spouse of Optionee

                              EXHIBIT A

                        UNISON SOFTWARE, INC.

                  EXECUTIVE STOCK OPTION AGREEMENT

                           EXERCISE NOTICE


Unison Software, Inc.
5101 Patrick Henry Drive
Santa Clara, California 95054


Attention:  Secretary

     1. EXERCISE OF OPTION. Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Unison Software, Inc. (the "Company") under and pursuant to the Executive Stock Option Agreement dated August ___, 1996 (the "Option Agreement"). The purchase price for the Shares shall be $________ per share, as required by the Option Agreement.

     2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares.

     3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     4. RIGHTS AS STOCKHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued[, except as provided in Section 9 of the Option Agreement.

     5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

     6. ENTIRE AGREEMENT; GOVERNING LAW. The Option Agreement is incorporated herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

Submitted by:                      Accepted by:

PURCHASER:                         UNISON SOFTWARE, INC.

Dominic Gattuso
                                   By:
-------------------------------      ------------------------------------
                                   Its:
-------------------------------      ------------------------------------

-------------------------------
Signature
                                   Address:

                                   5101 Patrick Henry Drive
                                   Santa Clara, CA  95054

                              EXHIBIT B

                         SECURITY AGREEMENT


     This Security Agreement is made as of __________, 19___ between Unison Software, Inc., a Delaware corporation ("Pledgee"), and
_________________________ ("Pledgor").

                              RECITALS

     Pursuant to Pledgor's election to purchase Shares under the Option Agreement dated ________________ (the "Option Agreement"), between Pledgor and Pledgee, and Pledgor's election under the terms of the Option Agreement to pay for such shares with his promissory note (the "Note"), Pledgor has purchased _________ shares of Pledgee's Common Stock (the "Shares") at a price of $________ per share, for a total purchase price of $__________. The Note and the obligations thereunder are as set forth in Exhibit C to the Option Agreement.

     NOW, THEREFORE, it is agreed as follows:

     1. CREATION AND DESCRIPTION OF SECURITY INTEREST. In consideration of the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the Delaware Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number ______, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

     The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

     2. PLEDGOR'S REPRESENTATIONS AND COVENANTS. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

          a. PAYMENT OF INDEBTEDNESS. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

          b. ENCUMBRANCES. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

          c. MARGIN REGULATIONS. In the event that Pledgee's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

     3. VOTING RIGHTS. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

     4. STOCK ADJUSTMENTS. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

     5. OPTIONS AND RIGHTS. In the event that, during the term of this pledge, subscription options or other rights shall be issued in connection with the pledged Shares, such rights and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

     6. DEFAULT. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

          a. Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

          b. Pledgor fails to perform any of the covenants set forth in the Option Agreement or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the Delaware Commercial Code.

     7. RELEASE OF COLLATERAL. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

     8. WITHDRAWAL OR SUBSTITUTION OF COLLATERAL. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

     9. TERM. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

     10. INSOLVENCY. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

     11. PLEDGEHOLDER LIABILITY. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

     12. INVALIDITY OF PARTICULAR PROVISIONS. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     13. SUCCESSORS OR ASSIGNS. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

     14. GOVERNING LAW. This Security Agreement shall be interpreted and governed under the laws of the State of Delaware, except for that body of law pertaining to conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

     "PLEDGOR"
                                   By:
                                     ----------------------------------------

                                   Print Name
                                             --------------------------------
                                   Address:
                                           ----------------------------------
                                           ----------------------------------


     "PLEDGEE"                     UNISON SOFTWARE, INC.,
                                   a Delaware corporation


                                   By:
                                      ---------------------------------------
                                   Title:
                                         ------------------------------------


     "PLEDGEHOLDER"
                                   ------------------------------------------
                                   Secretary of Unison Software, Inc.

                              EXHIBIT C

                                NOTE

$_______________                             Santa Clara, California

                                               ______________, 19___

     FOR VALUE RECEIVED, _______________ promises to pay to Unison Software, Inc., a Delaware corporation (the "Company"), or order, the principal sum of _______________________ ($_____________), together with interest on the unpaid principal hereof from the date hereof at the rate of _______________ percent (____%) per annum, compounded semiannually.

     Principal and interest shall be due and payable on __________, 19___. Should the undersigned fail to make full payment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

     The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

     This Note is subject to the terms of an Option Agreement, dated as of ______________. This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

     In the event the undersigned shall cease to be an employee or consultant of the Company for any reason, the maturity of this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.

                                       --------------------------------

                                       --------------------------------

                ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED I, _______________________________, hereby sell, assign and transfer unto ___________________________________________
(__________) shares of the Common Stock of Unison Software, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

     This Stock Assignment may be used only in accordance with the Security Agreement between ________________________ and the undersigned dated ______________, 19__.

Dated: _______________, 19___

                              Signature:
                                       -----------------------------------




INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its rights under the Security Agreement, without requiring additional signatures on the part of the Purchaser.

                           UNISON SOFTWARE
                      5101 PATRICK HENRY DRIVE
                       SANTA CLARA, CA  95054

                           March 10, 1997


Dominic Gattuso Jr.
2826 Broderick Street
San Francisco, CA  94123

    RE: OPTION REPRICING

Dear Dominic:

    I am pleased to announce that the Board of Directors of Unison Software, Inc. (the "Company") has decided to offer holders of existing stock options with an exercise price above $7.375 per share ("Old Options"), the opportunity to amend their Old Options into New Options. Participation by each option holder is, of course, voluntary.

    The principal features of the New Options will be the same as the Old Options (including number of shares), EXCEPT as follows:

    1. VESTING SCHEDULE. The New Option will be unvested for six months from the date upon which you accept the Company's repricing offer. However, six months later, subject to your continued employment or consulting relationship with the Company, the New Option will have the vesting from the Old Option reinstated in full. In other words, after six months, you will have exactly the same vesting in your New Option as you would have had in your Old Option had you not participated in the repricing.

    2. EXERCISE PRICE. The exercise price of the New Option is the NASDAQ closing sales price per share ON THE LAST TRADING DAY PRIOR to the day upon which you accept the repricing offer.

    Your New Option will be an incentive stock option if the Old Option is an incentive stock option. However, in the event that you receive a new incentive stock option for which the aggregate exercise price of shares first becoming purchasable in any calendar year exceeds $100,000, the portion so purchasable in excess of $100,000 will be treated for tax purposes as a nonstatutory stock option rather than as an incentive stock option. For this purpose, shares that vest in 1997 under the New Option include any 1997 vesting for Old Options.

    Attached hereto as Exhibit A is a schedule showing, as of March 10, 1997, your outstanding options which have an exercise price greater than $7.375 per share.

    If you wish to amend any or all of your Old Options into New Options, please so indicate by returning the enclosed form entitled "Amendment of Stock Options" to Salwa Kawash at the Company who must receive your completed form no later than March 18, 1997. After that date, the repricing program will lapse.

                                                Very truly yours,



                                                /s/ Dick Armitage

                                 EXHIBIT A


Optionee: Dominic Gattuso

                 OUTSTANDING OPTIONS AS OF MARCH 10, 1997

----------------------------------------------------------------------------------------------------------
|Option Grant Date | Number of Shares Remaining | Exercise Price Per Share | Expiration Date | ISO or NSO |
|                  | Unexercised                |                          |                 |            |
|                  |                            |                          |                 |            |
|---------------------------------------------------------------------------------------------------------|
|08/16/96          | 242,640                    | $12.6667                 | 08/16/06        | NSO        |
----------------------------------------------------------------------------------------------------------



                         AMENDMENT OF STOCK OPTIONS


    The undersigned optionee hereby elects to accept the Board's offer to amend each of the following stock options for new options pursuant to the terms set forth in the letter dated March 10, 1997 from the Company:

                             Option #1             Option #2           Option #3
                             ---------             ---------           ---------
Option Grant Date:           08/16/96              _________           _________

Number of Shares
  Remaining Unexercised:     242,640               _________           _________

Original Exercise Price:     $12.667               _________           _________

New Exercise Price:           $6.75                _________           _________

ISO or NSO:                     NSO                _________           _________



                                  INSTRUCTIONS

    Please set forth above the information required with respect to each outstanding stock option that you wish to amend.

    The undersigned acknowledges receipt of the Company's letter dated March 10, 1997 and the enclosures referenced therein and contained therewith. The undersigned hereby agrees to be bound by all of the terms and conditions of the repricing program as described in said letter, and understands that the New Option(s) shall be subject to a new vesting schedule. The undersigned further acknowledges and agrees that participation in the repricing program shall not be construed as an express or implied agreement of employment with the Company other than on an at-will basis.


                                              Dominic Gattuso Jr.


                                              /s/ Dominic Gattuso Jr.

                                              Signature of Optionee


                                              Date:   March 13, 1997